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                                                                    EXHIBIT 4.22

                                                               EXECUTION VERSION

                        FIRST AMENDMENT TO LOAN AGREEMENT
                        ---------------------------------

            THIS FIRST AMENDMENT TO LOAN AGREEMENT (this "Amendment"), dated as
                                                          ---------
of June 15, 2001, is by and among Steelcase SAS, a Societe par Actions Simplifie organized and existing under the laws of the Republic of France (the "Borrower"), Steelcase Inc., a Michigan corporation (the "Guarantor"), and
 --------                                                 ---------
Societe Generale, a bank organized and existing under the laws of the Republic of France, acting through its Chicago Branch (the "Lender").
                                                   ------

            WHEREAS, the Borrower, the Guarantor and the Lender are parties to that certain Loan Agreement dated as of April 9, 1999 (as amended hereby and from time to time hereafter amended, restated, supplemented or otherwise modified and in effect, the "Loan Agreement"), pursuant to which the Lender has
                             --------------
made certain loans to the Borrower; and

            WHEREAS, the Borrower and the Guarantor have requested that the Lender amend certain provisions of the Loan Agreement, and the Lender is willing to so amend the Loan Agreement pursuant to the terms and conditions set forth in this Amendment.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

            1.   Defined Terms. Capitalized terms used but not defined herein
                 -------------
shall have the meanings ascribed to such terms in the Loan Agreement.

            2.   Amendment of Loan Agreement. The Loan Agreement is hereby
                 ---------------------------
amended as follows:

                 (a) Section 10.1.1. Section 10.1.1 is hereby amended by
                     --------------
deleting clause (x) in its entirety and inserting the following new clause (x):

                  "(x) Liens on receivables securing Indebtedness of Steelcase Financial Services Inc. ("SFSI") or any Subsidiary of SFSI, so
                                            ----
                  long as the obligations of SFSI or such Subsidiary secured by such Liens are nonrecourse to the Guarantor or any of its Subsidiaries other than SFSI or such Subsidiary, provided that the Guarantor may enter into, and be liable in respect to, a limited performance guaranty regarding the accuracy of any customary representations and warranties made by SFSI or such Subsidiary in respect of such receivables and the billing, monitoring and collection functions of SFSI or such Subsidiary, as servicer, in respect of such receivables, and provided further that at any time, the aggregate outstanding amount of Indebtedness of SFSI and its Subsidiaries that is secured by such receivables does not exceed $500,000,000."

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                  (b) Section 10.2.1. Section 10.2.1 is hereby deleted in its
                      --------------
entirety and replaced with the following new Section 10.2.1:

                  "10.2.1 Minimum Net Worth. The Guarantor shall not permit at
                          -----------------
                  any time Net Worth to be less than the sum of (i) Net Worth as of February 25, 2000, plus (ii) 25% of Net Income (if a positive number) from February 25, 2000 to the then most recent fiscal year end or second fiscal quarter end, plus
                  (iii) all Additions to Capital from February 25, 2000 to the then most recent fiscal year end or second fiscal quarter end."

                  (c) Section 10.2.2. Section 10.2.2 is hereby deleted in its
                      --------------
entirety and replaced with the following new Section 10.2.2:

                  "10.2.2 Maximum Debt Ratio. The Guarantor will not permit at
                          ------------------
                  any time the ratio of (i) Debt of the Guarantor and its Subsidiaries on a consolidated basis to (ii) EBITDA, for each period consisting of the most recently ended four consecutive fiscal quarters of the Guarantor, to exceed 3.25 to 1.00."

                  (d) Section 10.2.3. Section 10.2.3 is hereby deleted in its
                      --------------
entirety and replaced with the following new Section 10.2.3:

                  "10.2.3 Minimum Interest Coverage Ratio. The Guarantor shall
                          -------------------------------
                  not permit the ratio of (A) EBITDA to (B) interest expense of the Guarantor and its Subsidiaries on a consolidated basis, in each case for the four fiscal quarters ending on the last day of any fiscal quarter of the Guarantor to be less than 4.50:1.00."

                  (e) Section 12.1.6. Section 12.1.6 is hereby deleted in its
                      --------------
entirety and replaced with the following new Section 12.1.6:

                  "12.1.6 Cross Defaults. The Guarantor or any of its
                          --------------
                  Subsidiaries shall fail to pay any principal of or premium or interest on any Debt which is outstanding in a principal amount of at least $25,000,000 in the aggregate (but excluding Debt arising under this Agreement) of the Guarantor or such Subsidiary (as the case may be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or the Guarantor or any of its Subsidiaries shall fail to perform or observe any other agreement, term or condition contained in any agreement or instrument relating to any such Debt (or if any other event or condition of default under any such agreement or instrument shall exist) and such failure, event or condition shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such failure, event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or

                                       -2-

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                any such Debt shall be declared to be due and payable as a result of such failure, event or condition."

          3.    Representations and Warranties. In order to induce the Lender to
                ------------------------------
enter into this Amendment, each of the Borrower and the Guarantor hereby represents and warrants to the Lender that:

                (a) Power; Authority. It is validly existing in the jurisdiction
                    ----------------
in which it has been organized; it has the power and authority to enter into this Amendment; and this Amendment constitutes its legal, valid and binding obligations and is enforceable against it in accordance with its terms.

                (b) No Default. After giving effect to this Amendment, no Event
                    ----------
of Default shall have occurred and be continuing.

          4.    Ratification. Each of the Guaranty and, except as specifically
                ------------
amended hereby, the Loan Agreement shall remain unchanged and continue in full force and effect and the Borrower and the Guarantor hereby ratify and confirm such Loan Agreement. After the execution of this Amendment by all parties, any references to the "Loan Agreement" or the "Agreement" in the Loan Agreement, the Note, the Guaranty, the Participation Agreement or any other document in connection therewith shall be to the Loan Agreement, as amended hereby.

          5.    Miscellaneous.
                -------------

                (a) Successors and Assigns. This Amendment shall be binding upon
                    ----------------------
and shall be enforceable by the Borrower, the Lender and their respective permitted successors and assigns; provided that the Borrower shall have no right to assign or transfer its rights or obligations hereunder without the prior written consent of the Lender. The terms and provisions of this Amendment are for the purpose of defining the relative rights and obligations of Borrower and Lender with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Amendment.

                (b) Entire Agreement. This Amendment and all documents referred
                    ----------------
to herein constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede any prior expressions of intent or understandings with respect to this Amendment.

                (d) Headings. Section headings in this Amendment are included
                    --------
herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                (e) Severability. Wherever possible, each provision of this
                    ------------
Amendment shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

                (g) Counterparts. This Amendment may be executed in any number
                    ------------
of separate counterparts, each of which shall collectively and separately constitute one agreement.

                                      -3-

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Delivery of an executed counterpart of a signature page to this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

                            [signature page follows]

                                      -4-





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              IN WITNESS WHEREOF, this First Amendment to Loan Agreement has been duly executed as of the date first written above.

                                          STEELCASE SAS,
                                          as Borrower

                                          By:    /s/ Yvan Stehly
                                                 -----------------------------

                                          Name:  Stehly Yvan
                                                 -----------------------------

                                          Title: Chief Executive Officer
                                                 -----------------------------



                                          STEELCASE INC.,
                                          as Guarantor

                                          By:    /s/  Gary P. Malburg
                                                 -----------------------------

                                          Name:  Gary P. Malburg
                                                 -----------------------------

                                          Title: Vice President & Treasurer
                                                 -----------------------------



                                          SOCIETE GENERALE,
                                          as Lender

                                          By:    /s/  II-
                                                 -----------------------------

                                          Name:  Eric E.O.Siebert Jr.
                                                 -----------------------------

                                          Title: Director
                                                 -----------------------------


                      [First Amendment to Loan Agreement]